EXHIBIT 2(a)









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                       OPTION AND STOCK EXCHANGE AGREEMENT

                                  BY AND AMONG

                          WHEEL HOUSE STRUCTURES, INC.

                  SHAREHOLDERS OF WHEEL HOUSE STRUCTURES, INC.

                                       AND

                              CAVALIER HOMES, INC.


                                 August 28, 1995













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                                TABLE OF CONTENTS


                                    ARTICLE I

                                GRANT OF OPTION                              2
                  1.1      Grant of Option                                   2
                  1.2      Exercise of Option                                2
                  1.3      Consideration for Option                          2

                                   ARTICLE II

                              EXCHANGE OF SHARES                             3
                  2.1      Exchange                                          3
                  2.2      Directors and Officers                            3
                  2.3      Consideration For Exchange                        4
                  2.4      Registration Statement                            4
                  2.5      Guarantee                                         5
                  2.6      Closing                                           7

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF WHEEL HOUSE
                             AND THE SHAREHOLDERS                            7
                  3.1      Corporate Status; Qualification                   7
                  3.2      Capital Stock                                     7
                  3.3      No Breach, Consents                               8
                  3.4      Authorization and Binding Effect                  9
                  3.5      Financial Statements                              9
                  3.6      Absence of Undisclosed Liabilities                9
                  3.7      Taxes                                            10
                  3.8      Title to and Condition of Assets                 11
                  3.9      Real Property                                    11
                  3.10     Compliance with Law                              14
                  3.11     Environmental Matters                            14
                  3.12     Ownership of Essential Assets                    15
                  3.13     Contracts                                        16
                  3.14     Inventories                                      16
                  3.15     Accounts Receivable                              17
                  3.16     Contract Claims and Product Warranty             17
                  3.17     ERISA Matters                                    17
                  3.18     Insurance                                        20
                  3.19     Employees                                        20
                  3.20     Subsequent Events                                21
                  3.21     Disclosure.                                      22
                  3.22     Litigation                                       23
                  3.23     Consents and Approvals                           23
                  3.24     No Burdensome Contracts                          23
                  3.25     No Finders                                       23
                  3.26     Repurchase and Guaranty Obligations              23
                  3.27     Dealership Arrangements                          24
                  3.28     Intellectual Property.                           24
                  3.29     Joint Ventures, etc.                             25
                  3.30     Conflict of Interest                             25
                  3.31     Relationships With Suppliers, Customers
                              and Dealers                                   25
                  3.32     Conduct of Business                              25

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                               THE SHAREHOLDERS 25

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF CAVALIER                27
                  5.1      Organization                                     27
                  5.2      No Breach                                        27
                  5.3      No Finders                                       27
                  5.4      Authorization and Validity of Agreement          27
                  5.5      Shares to be Issued                              28
                  5.6      Disclosure.                                      28

                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS
                     OF WHEEL HOUSE AND THE SHAREHOLDERS                    28
                  6.1      Conduct of the Business of Wheel House           28
                  6.2      Defaults  31
                  6.3      Current Information; Notice                      31
                  6.4      Access to Properties, Personnel and Records;
                              Confidentiality                               31
                  6.5      No Other Bids                                    32
                  6.6      Disposition of Shares                            33
                  6.7      Environment Assessments                          33
                  6.8      Title Matters                                    33


                                   ARTICLE VII

                     ADDITIONAL COVENANTS AND AGREEMENTS                    33
                  7.1      Necessary Action                                 33
                  7.2      Termination of Options                           34
                  7.3      Releases of Shareholders                         34


                                  ARTICLE VIII

                           CONDITIONS PRECEDENT TO THE
                           OBLIGATIONS OF CAVALIER                          34
                  8.1      Warranties True                                  34
                  8.2      Performance of Wheel House and the
                              Shareholders                                  34
                  8.3      Certificate Respecting Satisfaction of
                              Conditions                                    34
                  8.4      No Loss or Calamity                              34
                  8.5      Good Standing                                    35
                  8.6      Absence of Adverse Facts                         35
                  8.7      Consents Under Agreements                        35
                  8.8      Regulatory Approvals                             35
                  8.9      Nonsolicitation Agreements                       35
                  8.10     Shareholder Actions                              35
                  8.11     Environmental Matters                            35
                  8.12     Releases                                         36
                  8.13     Real Property Matters                            36
                  8.14     Delivery of Certificates                         36
                  8.15     Resignations of Officers and Directors           36
                  8.16     Termination of Options                           36
                  8.17     Loan Agreement                                   36
                  8.18     Termination of Shareholders' Agreement           36

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF WHEEL HOUSE AND THE SHAREHOLDERS                    36
                  9.1      Warranties True                                  37
                  9.2      Timely Exercise                                  37
                  9.3      Certificate Respecting Satisfaction of
                              Conditions                                    37
                  9.4      Good Standing                                    37
                  9.5      Regulatory Approvals                             37


                                    ARTICLE X

                            DELIVERIES AT CLOSING                           37
                  10.1     Deliveries By Wheel House and Shareholders       37
                  10.2     Deliveries by Cavalier.                          38

                                   ARTICLE XI

                      TERMINATION, WAIVER AND AMENDMENT                     39
                  11.1     Termination                                      39
                  11.2     Effect of Termination                            40
                  11.3     Waiver and Amendment                             40


                                   ARTICLE XII

                               INDEMNIFICATION                              40
                  12.1     Indemnification for Benefit of Cavalier          40
                  12.2     Determination of Accounts Receivable             42
                  12.3     Indemnification by Cavalier                      42
                  12.4     Procedure for Indemnity                          42
                  12.5     Right of Set-Off by Cavalier Indemnitees         43


                                  ARTICLE XIII

                        NOTICES AND GENERAL PROVISIONS                      44
                  13.1     Notices                                          44
                  13.2     Representations and Warranties Survive the
                              Closing                                       45
                  13.3     Expenses                                         45
                  13.4     Entire Understanding and Amendment               45
                  13.5     Appointment of Shareholders' Representative      45
                  13.6     Headings                                         46
                  13.7     Parties Bound                                    46
                  13.8     Applicable Law                                   46
                  13.9     Counterparts                                     46
                  13.10    Severability                                     46
                  13.11    Incorporation of Exhibits                        46
                  13.12    Public Announcements                             46
                  13.13    Litigation Costs                                 47
                  13.14    Remedies Non Exclusive                           47
                  13.15    Waiver of Jury Trial                             47





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                       OPTION AND STOCK EXCHANGE AGREEMENT


                  THIS OPTION AND STOCK EXCHANGE AGREEMENT (the "Agreement") is entered into this 28th day of August, 1995, by and among Wheel House STRUCTURES, INC., an Alabama corporation ("Wheel House"), JAMES H. MASDON, MAX BURLESON and MAX SANDERS, individually as a "Shareholder" and collectively the "Shareholders"); and CAVALIER HOMES, INC., a Delaware corporation ("Cavalier").


                              W I T N E S S E T H:


                  WHEREAS, Wheel House is in the business of designing, manufacturing and selling at wholesale manufactured homes (such business, together with any other business being conducted by Wheel House at any time prior to the Closing Date (as hereinafter defined), being hereinafter referred to as the "Business");

                  WHEREAS, all of the issued and outstanding shares of the capital stock of Wheel House are owned as follows:

                          Name                         Number of Shares

                  Cavalier Homes, Inc.                       2,650
                  James H. Masdon                            3,000
                  Max Burleson                               3,350
                  Max Sanders                                1,000

(the shares of capital stock of Wheel House owned by the Shareholders being hereinafter referred to as the "Shares");

                  WHEREAS, the Shareholders desire to grant to Cavalier the option to purchase the Shares, upon the terms and conditions hereinafter set forth; and

                  WHEREAS, the parties desire to structure the acquisition of the Shares by Cavalier pursuant to the exercise of such option as a stock for stock exchange under Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), which exchange shall be upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereby agree as follows:




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                                    ARTICLE I

                                 GRANT OF OPTION

         1.1 Grant of Option. For the consideration and subject to the terms and conditions set forth in this Agreement and based upon the representations, warranties and indemnities made herein, the Shareholders hereby grant to Cavalier the right, privilege and option to acquire all of the Shares owned by the Shareholders in a stock for stock exchange (the "Option").

         1.2      Exercise of Option.

                  (a) The Option shall be exercisable by Cavalier at any time during the period commencing on the date hereof and ending at 11:59 p.m. Birmingham, Alabama time on March 15, 1996 (the "Option Period").

                  (b) Cavalier shall exercise the Option by giving the Shareholders' Representative (as defined in Section 13.5 hereof) written notice of exercise (the "Exercise Notice") within the Option Period, which notice shall specify a date of closing of the acquisition of the Shares, which date shall be more than two (2) business days and not more than sixty (60) calendar days from the date of such Exercise Notice. In the event Cavalier fails to deliver the Exercise Notice to the Shareholders' Representative within the Option Period, the Option shall be deemed to have lapsed; provided, however, that if the Exercise Notice is delivered within the Option Period, then the exercise of the Option shall be effective notwithstanding that the Closing (as herein defined) is to occur following the expiration of the Option Period.

         1.3      Consideration for Option.

                  (a) In consideration of the grant of the Option by the Shareholders, contemporaneously herewith, Cavalier has delivered to the Shareholders thirty-three thousand seven hundred fifty (33,750) shares of its $0.10 par value common stock ("Common Stock"). Such shares of Common Stock shall hereinafter be referred to as the "Option Shares." Cavalier has delivered to each Shareholder the number of shares of Common Stock as follows:

              Name                                       Number of Shares

         James H. Masdon                                      13,775
         Max Burleson                                         15,383
         Max Sanders                                           4,592

Each certificate evidencing the above shares of Common Stock shall bear the legend described in Section (e) of Article IV hereof.

                  (b)  Each  of  the   Shareholders   agrees   that   until  the
registration of the Registration Shares (as hereinafter defined) by Cavalier as provided in Section 2.4 of this Agreement, he shall not


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sell, transfer, encumber or otherwise dispose of any of the Registration Shares.

                  (c) The parties acknowledge that, contemporaneously herewith, the Shareholders have executed Assignments Separate From Certificate in blank (the "Assignments Separate"), that such Assignments Separate are being held by Cavalier, and that Cavalier shall hold the same until the Closing or, in the event the Option is not exercised, until the termination of the Option Period. In the event the Option is not exercised, Cavalier shall promptly return the Assignments Separate to the Shareholders.


                                   ARTICLE II

                               EXCHANGE OF SHARES

         2.1 Exchange. (a) In the event Cavalier exercises the Option in a timely fashion, then, for the consideration described in Section 2.3 below and subject to the terms and conditions set forth in this Agreement and based upon the representations, warranties and indemnities made herein, the Shareholders shall deliver, or cause to be delivered, the Shares to Cavalier and Cavalier shall acquire the Shares from the Shareholders at the Closing.

                  (b) At Closing,  the  Shareholders  shall deliver to Cavalier, free and clear of all liens, charges, encumbrances and restrictions, certificates evidencing the Shares, duly endorsed to Cavalier or accompanied by duly-executed stock powers, with all transfer fees and taxes paid by the Shareholders.

         2.2 Directors and Officers. The current officers and directors of Wheel House shall deliver to Cavalier their resignations as officers and directors of Wheel House, effective as of the Closing Date.

         2.3  Consideration  For Exchange.  In the event Cavalier  exercises the
Option, the consideration required to be delivered by Cavalier for the Shares shall be (i) the Option Shares and (ii) the Additional Shares (as hereinafter defined).

                  (a) Each of the Shareholders shall be entitled to receive (subject to the fractional share provisions of Section 2.3(b) of this Agreement) his Pro Rata Portion (as herein defined) of the Additional Shares. For purposes of this Agreement, the respective Pro Rata Portions of the Shareholders are as follows:

        James H. Masdon                                         40.816%
        Max Burleson                                            45.578%
        Max Sanders                                             13.605%

For purposes of this Agreement and subject to the fractional share provisions of
Section 2.3(b) of this Agreement, the Additional Shares shall be 46,250 shares of Common Stock; provided, however, that if the product of (i) 80,000 multiplied by (ii) the Closing Per Share Value (as hereinafter defined) is less than $1,045,000, then the number of Additional Shares shall be equal to (A) $1,045,000 divided by the Closing Per Share Value less (B) 33,750 and, provided further, however, that if the product of (i) 80,000 multiplied by the Closing Per Share Value is greater than $1,155,000, then the number of Additional Shares shall be equal to (A) $1,155,000 divided by the Closing Per Share Value less (B) 33,750. In no event, however, shall the number of such Additional Shares be less than zero (0). The foregoing adjustment shall hereinafter be referred to as the "Final Price Adjustment."

                  For purposes of this Agreement, the Closing Per Share Value shall be the weighted average closing sales price of shares of Common Stock on the exchange on which such shares of Common Stock are then listed for the five
(5) trading days most immediately preceding the Closing Date.

                  (b) Notwithstanding any other provision of this Agreement, Cavalier shall pay, in cash, to each Shareholder who would otherwise have been entitled to receive a fraction of a share of Common Stock, an amount equal to such fractional part of such share of Common Stock multiplied by the Measuring Price (as hereinafter defined) or the value determined under Section 2.5(b) of this Agreement, as the case may be. No such Shareholder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any such fractional share.

         2.4 Registration Statement. As soon as practicable following the Closing or the expiration of the Option Period in the event the Option is not exercised, Cavalier shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (or other applicable form) with respect to the Option Shares and Additional Shares, if applicable (such Option Shares and Additional Shares being hereinafter referred to collectively as the "Registration Shares"). Such registration statement and all amendments and supplements thereto are hereafter referred to as the "Registration Statement." Cavalier shall use its good faith reasonable efforts to cause such Registration Statement to become effective at the earliest practicable time and to remain effective. In addition, Cavalier shall use its good faith reasonable efforts to obtain, prior to the sale of any such Registration Shares following the effective date of the Registration Statement such "blue sky" permits and approvals as may be required to permit the Shareholders to offer and sell the Registration Shares received pursuant to this Agreement in the manner contemplated by the Registration Statement; provided, however, that Cavalier shall not be required to obtain any such permit or approval under the securities or blue sky laws of any state or jurisdiction if, in the reasonable opinion of counsel to Cavalier, Cavalier would be required in connection therewith to (i) consent to general service of process in any state or jurisdiction, (ii) qualify to do business in any state or jurisdiction where it would not be otherwise required to so qualify or (iii) subject itself to taxation in any such state or jurisdiction. The Shareholders further agree that, in connection with the preparation and filing of the Registration Statement, they will furnish to Cavalier such information concerning the Shareholders and the distribution of their Registration Shares as Cavalier may from time to time request, that such information shall be true and correct in all respects without omission of any material fact necessary to make the information not false or misleading and that the Shareholders will cooperate with Cavalier in all matters relating to the registration of such

Registration  Shares.  All  expenses  of   Cavalier   and  the  Shareholders  in
connection with the Registration Statement (including attorneys' fees and expenses) shall be borne by Cavalier.

         2.5      Guarantee.

                  (a) In the event that a Shareholder resells all or a portion of the Registration Shares delivered pursuant to this Agreement in one or more transactions on any exchange on which Cavalier has Common Stock listed on or prior to the date which is ninety (90) days following the effective date of the Registration Statement described in Section 2.4 of this Agreement (the "Guarantee Period") at a per share price (the "Exchange Price") that is less than the Measuring Price, Cavalier will deliver to the selling Shareholder such number of shares of Common Stock (subject to the fractional share provisions of
Section 2.3(b) of this Agreement) as is determined by taking (i) the excess of the Measuring Price over the Exchange Price times (ii) the number of Registration Shares sold divided by (iii) the per share value of shares of Common Stock determined pursuant to Section 2.5(b) below; provided, however, that in determining the number of shares of Common Stock delivered by Cavalier in connection with this Section 2.5, there shall be taken into account the total amount of gain (determined as the difference between the Measuring Price and the price at which such Registration Shares are sold) realized by the selling Shareholder in connection with a sale of Registration Shares in one or more transactions on any exchange on which Cavalier has Common Stock listed on or prior to the expiration of the Guarantee Period, at a per share price that is greater than the Measuring Price (the adjustment described in this Section 2.5 being hereinafter referred to as the "Exchange Price Adjustment").

                  Example: Assume that the Measuring Price is $13.75 and that during the Guarantee Period a Shareholder sells five (5) shares of Common Stock for $12.75 and five (5) shares of Common Stock for $14.25. In determining the Exchange Price Adjustment, the losses (i.e., the five (5) sales for $1 less than the Measuring Price) would be netted against the gains (i.e., the five (5) sales for $.50 more than the Measuring Price) with the result being a net loss of $2.50. If the closing sales price on the last day of the Guarantee Period for shares of Common Stock is $2 per share, then Cavalier will be required to deliver to such Shareholder one (1) share of Common Stock and $.50 in cash.

Each selling Shareholder entitled to receive an Exchange Price Adjustment shall provide to Cavalier written notice within ten (10) days following the expiration of the Guarantee Period which written notice shall indicate that sale of Registration Shares has occurred together with a schedule of all sales of Registration Shares made by such selling Shareholder and the selling price of Registration Shares received by the selling Shareholder's broker in such transactions.

                  The selling Shareholder shall provide reasonable verification of the selling price of the Registration Shares and such other documents and instruments as Cavalier may reasonably request. Cavalier shall make only one delivery of additional shares of Common Stock to each selling

Shareholder  entitled to an Exchange  Price  Adjustment in accordance  with this
Section 2.5, and shall make delivery of shares of Common Stock on or before the date which is forty (40) days following the expiration of the Guarantee Period.

                  For purposes of this Agreement, the Measuring Price shall be $13.75, unless the Final Price Adjustment is applicable, in which case the Measuring Price shall be the Closing Per Share Value.

                  (b) For purposes of the Exchange Price Adjustment and the calculation of the number of additional shares of Common Stock to be delivered in connection therewith, the value of shares of Common Stock shall be the closing sales price of such Common Stock on the exchange on which shares of Common Stock are then listed on the last day of the Guarantee Period (or on the most recent trading date most immediately preceding the last day of the Guarantee Period, if the applicable stock exchange is closed on the last day of the Guarantee Period).

                  (c) If, at any time prior to the expiration of the Guarantee Period, there is an increase or decrease or other change in the total number of shares of Common Stock by reason of any stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or the like, then, as of the date of such increase, decrease or other change, there shall be an equitable adjustment of the terms of this Agreement to take such increase, decrease or other change into account.

         2.6 Closing. The closing of the stock for stock exchange contemplated hereby (the "Closing") shall take place at the offices of Berkowitz, Lefkovits, Isom & Kushner, A Professional Corporation, in Birmingham, Alabama, at 10:00 a.m., Birmingham time, on the date specified in the Exercise Notice or such other place, time and date as the parties hereto may agree in writing or as may be extended under Section 11.1(c) or (d) below. (the date that the Closing occurs shall hereinafter be referred to as the "Closing Date"). At such Closing, the appropriate parties to this Agreement will deliver such documents and take such actions as required at the Closing by the terms of this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF WHEEL HOUSE
                              AND THE SHAREHOLDERS

                  Wheel House and the Shareholders, jointly and severally, represent and warrant to, and covenant with Cavalier as follows:

         3.1 Corporate Status; Qualification. Wheel House is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, with requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as such business is now being conducted and has been conducted at all times prior to the date hereof. Wheel House is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which ownership of its properties or the nature of its business makes such qualification or license necessary. A list of those states where Wheel House is qualified to do business as a foreign corporation is attached to this Agreement as Exhibit 3.1(a). A list of those states where Wheel House has sold its products during the period from January 1, 1991 to June 30, 1995 is attached to this Agreement as Exhibit 3.1(b).

         3.2      Capital Stock.

                  (a) The  authorized  capital stock of Wheel House  consists of
(i) 20,000 shares of common stock, $.50 par value, of which 10,000 shares are validly issued, outstanding, fully paid and nonassessable and free of preemptive rights and (ii) 5,000 shares of preferred stock, $1.00 par value, none of which is issued and outstanding. No shares are held in Wheel House's treasury. All of such issued shares are owned as set forth on Exhibit 3.2(a)(i) hereto or held as treasury shares. Set forth on Exhibit 3.2(a)(i) hereto is a list of the shareholders owning all of the issued and outstanding shares of capital stock of Wheel House and the number of shares (along with the relevant certificate numbers) owned by each Shareholder. Wheel House has no commitment, obligation or agreement of any kind to issue or sell any additional capital stock of Wheel House. As of the date hereof, except as reflected on Exhibit 3.2(a)(ii) hereto, there are no outstanding convertible securities, options, warrants or other rights, issued or outstanding, with respect to the capital stock of Wheel House or which are convertible into or exchangeable or exercisable for any shares of Wheel House's capital stock and there are no contracts, agreements, understandings, commitments, arrangements or restrictions of any kind by which Wheel House is bound to issue any additional shares or bound to redeem or repurchase any outstanding shares of its capital stock or securities convertible into or exchangeable for its capital stock. Set forth on Exhibit 3.2(a)(ii) hereto is a list of the holders of all outstanding options to purchase shares of the capital stock of Wheel House together with the number of options held by each such holder.

                  (b) True and complete copies of the Articles of Incorporation and the Bylaws of Wheel House currently in effect have been delivered to Cavalier prior to the execution and delivery of this Agreement. The minute book of Wheel House contains true and complete records of all meetings and other corporate actions of the directors and stockholders of Wheel House, and all committees of the board of directors, and have been delivered to Cavalier prior to the execution and delivery of this Agreement.

                  (c) Wheel House has no ownership interest (or any agreement to purchase any such ownership interest), direct or indirect, in the capital stock of any other corporation.

         3.3 No Breach, Consents. Except as disclosed on Exhibit 3.3 hereto, the execution, delivery and performance of this Agreement by Wheel House and the Shareholders, and the consummation of the transactions contemplated by this Agreement (including, without limitation, the exercise of the Option and the transfer of the ownership of the Shares pursuant thereto) will not:

                  (i) conflict with or result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of the maturity of any debt or obligation under, result in the creation or imposition of any lien upon any property or assets of Wheel House under, or result in the loss of a benefit under, any provision of any loan or other agreement (including, without limitation, any of the Bond Documents (as hereinafter defined)), instrument, permit, concession, franchise, license, judgment, order, injunction, decree, statute, law, ordinance, rule or regulation applicable to Wheel House, its properties or assets;

                  (ii) terminate, delay or give any party thereto the right to terminate, delay, amend, abandon, or refuse to perform any provision of any agreement or instrument to which Wheel House is a party (including, without limitation any of the Bond Documents);

                  (iii) accelerate or give any party thereto the right to accelerate or modify the time within which, or the terms under which, Wheel House is to perform any such agreement or instrument; or

                  (iv)     require the consent of any other person or entity.

         3.4 Authorization and Binding Effect. All requisite corporate action required to be taken by Wheel House or the Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken and no other actions or proceedings are necessary under Wheel House's Articles of Incorporation, Bylaws, by law or otherwise to authorize the execution of this Agreement, the performance by Wheel House of its obligations hereunder and the consummation by Wheel House of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Wheel House and the Shareholders and constitutes a valid and binding agreement enforceable against Wheel House and the Shareholders in accordance with the terms hereof.

         3.5 Financial Statements. Wheel House has previously furnished to Cavalier unaudited financial statements, including balance sheets and statements of operations as of and for the fiscal years ended March 31, 1994 and March 31, 1995 and for the months ended May 31, 1995 and June 30, 1995 (the "Financial Statements"). The Financial Statements have been prepared from the books and records of Wheel House and in accordance with generally accepted accounting principles, consistently applied, are true, correct and complete in all respects, and fairly present the financial position and the results of operations of Wheel House as of the dates and for the periods indicated. The Financial Statements are attached hereto as Exhibit 3.5.

         3.6 Absence of Undisclosed Liabilities.  Except as disclosed on Exhibit
3.6 hereto, and except to the extent reserved against in the Financial Statements, Wheel House does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether known or unknown, and neither Wheel House nor any of the Shareholders knows of any basis for the assertion against Wheel House of any debt, liability or obligation. The reserves reflected in the Financial Statements are reasonable, adequate and appropriate.

         3.7 Taxes. For all tax periods ended prior to the date of this Agreement, Wheel House has filed all federal, state, local and other tax returns required by law to be filed on or before the due dates of such returns (as extended by any valid extensions of time) ("Tax Returns") and has paid or made provisions for all taxes of every kind and description (including, without limitation, all net income, gross income, gross receipts, sales, use, lease, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign) ("Taxes") which were due or will become due as of and for all periods through the Closing Date. No claim has ever been made by an authority in a jurisdiction where Wheel House does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of Wheel House's assets that arose in connection with any failure (or alleged failure) to pay any Taxes. Wheel House has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. All Tax Returns filed by Wheel House correctly reflected all facts regarding the income, business, assets, operations, activities and status of Wheel House and all other information required to be shown thereon. Wheel House has complied in all respects with all applicable laws, rules and regulations relating to the filing of Tax Returns with respect to, and the payment of, Taxes. The provisions for Taxes reflected in the Financial Statements are adequate, and the provisions for Taxes to be reflected in subsequent financial statements and the books and records of Wheel House as of the Closing Date will be adequate, to provide for all Taxes of Wheel House, for all periods through the Closing Date and for the period ended on the Closing Date, as the case may be. Except as disclosed on Exhibit 3.7 hereto, since December 31, 1989, the Tax Returns of Wheel House have not been audited by the Internal Revenue Service or any state or local taxing authority. Except as disclosed on Exhibit 3.7 hereto, no federal, state, local or foreign audits, administrative proceedings, court proceedings or ruling requests are presently pending with respect to any Taxes or Tax Returns with respect thereto. Wheel House has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Wheel House. No property of Wheel House is property that Wheel House is required to treat as being owned by another person pursuant to the provisions of Section 168(f)(6) of the Code, or is "tax-exempt use property" within the meaning of
Section 168(h) of the Code, or is subject to a lease, other than a "true" lease for federal income tax purposes. Wheel House is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Wheel House, nor does Wheel House or the Shareholders have any knowledge that the Internal Revenue Service has proposed any adjustment or change in accounting methods. Wheel House is not currently under any contractual obligation to indemnify any person with respect to Taxes. No person who is a not a United States citizen, and no corporation or other entity which was not organized within the United States owns beneficially more than 5% of the outstanding shares of Wheel House and therefore no withholding of tax pursuant to Section 1445 of the Code is required. Wheel House is not a United States Real Property Holding Corporation as defined in Section 897 of the Code. Wheel House is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280(G). No consent extending the statute of limitations has been filed by or on behalf of Wheel House with respect to any liability for Taxes for any year.

         3.8 Title to and  Condition  of Assets.  Except as disclosed on Exhibit
3.8 hereto, Wheel House has good and marketable title to all of its assets, in fee simple absolute as to real property, whether reflected on the Financial Statements or otherwise, whether real, personal or mixed, tangible or intangible, free and clear of any mortgage, pledge, security interest, lien, claim, encumbrance, condition, easement, privilege, right-of-way, impairment, covenant, or other restriction, except for liens for Taxes not yet due and payable. Wheel House has heretofore furnished Cavalier with a true and complete list and brief description of all machinery and equipment owned or leased by Wheel House or used in connection with its normal operations. All of the assets owned or leased by Wheel House or used in connection with the operation of its business, are in good operating condition and repair, normal wear and tear excepted. Wheel House has performed regular maintenance on its equipment and structures.

         3.9 Real Property. Prior to the date of this Agreement, Wheel House has furnished Cavalier with a true and complete list and legal description of all real property owned, leased or used in the Business by Wheel House (the "Property"). With respect to the Property:

                  (a) Wheel House has fee simple absolute title with respect to those items of Property which it owns, subject only to the matters disclosed on
Exhibit 3.8 to this Agreement.

                  (b) Wheel House has good leasehold interests in the parcels of Property which it leases and no lease respecting any such parcel of Property contains any provision which materially interferes with the present use or enjoyment by Wheel House of such parcel of Property.

                  (c) All public utilities required for the operation of the Business either enter the Property through adjoining public roads or public rights of way, or as they pass through adjoining private land, do so in accordance with valid, permanent and irrevocable easements granted to or running in favor of Wheel House as record owner of the Property or the applicable public utility; and there is adequate permanent vehicular access to and from the Property by public roadways.

                  (d) Wheel House has no knowledge of any fact or condition which would or could result in the termination or reduction of the current access to or from the Property to existing roads or the sewer or other utility services presently serving the Property.

                  (e) No third party has any leasehold or possessory interest in any portion of the Property.

                  (f) No notice of violation of any applicable, federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement, affecting the Property or with respect to the use or occupancy of the Property, has been given to Wheel House (or, to its knowledge, any of its lessors) by any governmental authority having jurisdiction over the Property or by any other person entitled to enforce the same.

                  (g) There is no (i) intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien upon the Property, (ii) intended or proposed federal, state or local statute, ordinance, order, requirement, law or regulation (including, but not limited to, zoning changes) which may adversely affect the current or proposed use of the Property, or (iii) suit, action, claim or legal, administrative, arbitration or other proceeding (including, without limitation, any proceeding for condemnation) or governmental investigation pending, threatened or contemplated against or affecting the Property or the use thereof of any part.

                  (h) There are no encroachments onto the Property of any improvements on any adjoining property, and except as set forth in Exhibit 3.9(h), no improvement on the Property encroaches on any adjoining property or any easements or rights-of-ways on, under or over the Property.

                  (i) Except as set forth in Exhibit 3.9(i), Wheel House is not in breach of any, and is currently complying in all respects with all laws, regulations, covenants, conditions, restrictions, easements and similar matters affecting the Property.

                  (j) The Property is properly zoned for its current use or uses, and there are presently no laws, statutes, ordinances or building or use restrictions applicable to any parcel of the Property which prohibit the use of such parcel of Property for such purpose or purposes.

                  (k) All improvements which affect the present use of the Property are in conformity with all applicable municipal and other legal requirements. No variances or other waivers were obtained or are required to assure such conformity and such improvements do not constitute legal non-conforming improvements under any applicable municipal or other legal requirements. All improvements, structures, plumbing, electrical, heating, air conditioning and mechanical systems and facilities located on the Property are now and at the Closing will be in good repair and operable condition, and Wheel House and each of the Shareholders is unaware of any latent defects regarding such improvements. The roof on the building or buildings located on the Property is now, and at the Closing shall be, in reasonably good operating condition and free of any leakage.

                  (l) Wheel House is not and as of the Closing Date will not be in default under the debt instruments encumbering the Property or any other agreement, including, without limitation, any of the documents relating to the issuance of industrial development revenue bonds by the Industrial Development Board of the City of Haleyville, Alabama ("the Issuer") pursuant to that certain Mortgage and Indenture dated as of March 1, 1995 between the Issuer and SouthTrust Bank of Marion County (the "Bond Documents") a complete list of which is attached hereto as Exhibit 3.9(l), to which Wheel House is or has been a party with respect to the Property.

                  (m) No notices or requests have been received by Wheel House from any insurance company issuing any policy of insurance covering the Property requesting the performance by Wheel House of any work, restoration or repair with respect to the Property with which compliance has not been fully made. Any such notices or requests received prior to the Closing shall be fully complied with by Wheel House at its expense prior to Closing.

                  (n) Except as set forth on Exhibit 3.9(n) hereto, there are no unpaid bills or claims in connection with the construction of or any repairs to the Property (including all buildings and improvements thereon), nor shall there be on the Closing Date.

                  (o) There are no mine shafts under the Property, and there are no latent defects regarding the Property such as sinkholes, burial grounds or toxic waste dumps or other conditions (including the presence of asbestos or similar materials in any buildings or improvements located thereon) which would make the development or operation of the Property for its intended purposes impracticable or extraordinarily expensive.

                  (p) There are no persons or entities legally entitled to file a mechanic's, materialmen's, furnisher's, laborer's or similar lien against the Property, nor is Wheel House or any of the Shareholders aware of any circumstances which would give rise to any such claims.

                  (q) There is no dispute concerning the property lines with respect to any portion of the Property, and no party other than Wheel House is in possession of any portion of the Property.

         3.10 Compliance with Law. Except as set forth on Exhibit 3.10 to this Agreement, Wheel House is in compliance in all respects with all laws and regulations applicable to its operations and its properties. Wheel House is not, and has not at any time been, in default under any order of any court, governmental authority or arbitration board or tribunal to which it is or was subject, nor is it or has it been in violation of any laws, ordinances, governmental rules or regulations to which it is or was subject. Wheel House possesses all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of the business of Wheel House, as it is now being conducted and as it has been conducted at all times in the past and all such items are valid and in full force and effect. Wheel House has not received any written or oral notice, and there is no investigation or review pending or, to the best knowledge of Wheel House, threatened by any governmental entity, with respect to (i) any alleged violation by Wheel House of any law, ordinance, regulation or order of a governmental entity or (ii) any alleged failure to have all permits required to be obtained to conduct its business as it is now being conducted and as it has been conducted at all times in the past.

         3.11     Environmental Matters.

                  (a) Except as set forth in Exhibit 3.11(a), Wheel House has obtained all permits, licenses and other authorizations which are required with respect to the operation of the business of Wheel House, as it is now being conducted and as it has been conducted at all times the past under all federal, state and local statutes, ordinances, rules and regulations, and all formal and informal interpretations thereof, relating to human health and safety, pollution or protection of the environment, including, without limitation, those related to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or wastes, or to occupational health, disease and safety (such statutes, ordinances, rules, regulations, and interpretations, and any codes and plans issued thereunder, as the same may be or may have been in effect from time to time, being hereinafter referred to as "Environmental Laws").

                  (b) Wheel House is, and at all times in the past has been, in compliance in all respects with all Environmental Laws and with the terms and conditions of all required permits, licenses and authorizations, and is in, and at all times in the past has been, in compliance in all respects with all other provisions, limitations, restrictions, terms, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any of the Environmental Laws or any such permits, licenses, and authorizations, or contained in any order, judgment, injunction, notice or demand letter issued, entered or approved thereunder.

                  (c) Except as set forth in Exhibit 3.11(c), with respect to the Property and the operation of the business of Wheel House, as it is now being conducted and as it has been conducted at all times in the past, there are no past or present events, conditions, circumstances, activities, practices, incidents, releases, actions or plans which are now in existence, or which occurred during Wheel House's ownership of the Property or operation of its business or, to the best knowledge of the officers of Wheel House and the Shareholders, prior to Wheel House's ownership of the Property, which may interfere with or prevent compliance or continued compliance in all respects with the Environmental Laws, or with any order, decree, judgment, injunction, notice or demand letter issued, entered or approved thereunder, or which may give rise to any liability under any Environmental Law or under the common law, or which could form the basis of or for any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, clean-up or remedial action under any Environmental Law or under the common law, and no such events, activities, practices, releases, actions or plans are now planned to be undertaken by Wheel House in connection with the operation of its business.

                  (d) Neither Wheel House nor, to the best knowledge of Wheel House and the Shareholders, any prior owner or user of the Property, has generated, processed, treated, sold or transported any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos (other than asbestos in a non-friable condition or asbestos which is properly encapsulated), polychlorinated biphenyls and urea formaldehyde ("Hazardous Substance"); except as set forth in Exhibit 3.11(d), there are no amounts of any Hazardous Substance present at, on or under any property now owned or leased by Wheel House; there are no underground storage tanks which contain or at any time contained Hazardous Substances, active or abandoned, at any property now owned or leased by Wheel House; and no Hazardous Substance has been released (as defined in 42 U.S.C. ss.9601(22)) in any amount at, on or under any property at any time owned or leased by Wheel House.

         3.12 Ownership of Essential Assets. There is no material asset (i) used by Wheel House in the conduct of the Business as it is now being conducted, or
(ii) without which Wheel House could not conduct its Business as presently conducted which is not owned by Wheel House or as to which Wheel House has the exclusive right to use.

         3.13 Contracts. Exhibit 3.13 contains a list or brief description of all material written and oral agreements, contracts, or leases to which Wheel House is a party, or by which any of its property or assets is bound, including, without limitation, real property leases, personal property leases, noncompetition agreements, supply agreements, dealer agreements, sales distributorship and agency agreements, purchase and/or sales agreements, employment agreements, mortgages, security agreements, guaranties and license agreements (collectively, the "Contracts"). For purposes of this Section 3.13, a "material" agreement shall mean an agreement which provides for the purchase or sale of supplies, equipment, goods or other materials or the provision of management, consulting or other services and which may require an annual, aggregate expenditure of $5,000 or more or an aggregate expenditure of $15,000 or more over the entire term of the agreement. Each Contract listed or described in Exhibit 3.13 is a valid, binding and enforceable obligation of Wheel House, in full force and effect as of the date hereof, and will continue in full force and effect following the consummation of the transactions contemplated by this Agreement without the breach of any terms or conditions thereof or the forfeiture or impairment of any rights thereunder and without the consent, approval or act or the making of any filing with, any other person or party, except for those listed on Exhibit 3.13, which shall be obtained by Wheel House prior to the Closing. Wheel House has performed all obligations required to be performed by it to date under the Contracts, is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, and is not alleged to be in breach or default in any respect thereunder. Each of the Contracts is a valid, binding and enforceable obligation of the other parties thereto and is in full force and effect as of the date hereof and each of the other parties to the Contracts has performed all obligations required to be performed by each of such other parties under the Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder except as disclosed in Exhibit 3.13 hereto. True and complete copies of each of the written Contracts, together will all amendments thereto and correspondence with respect thereto, have heretofore been delivered to Cavalier.

         3.14 Inventories. (a) The inventories of raw materials, supplies, work-in-progress, inventories in transit, inventories under order and finished goods of Wheel House, as reflected on the Financial Statements and the books and records of Wheel House as of the Closing Date, consist and will consist of products of a quantity and quality usable or saleable, as the case may be, in the ordinary and regular course of Wheel House's business. Such inventories are reflected in the Financial Statements and will be reflected in the subsequent financial statements in accordance with generally acceptable accounting principles.

         (b) Since June 30, 1995, there has not been any write down of the value of any inventory (including write downs by reason of shrinkage or mark-down) or write-off as uncollectible of any notes or accounts receivable by Wheel House, except for write downs and write offs (net of previously recorded reserves) in the ordinary course of business and consistent with past practice.

         (c) As of June 30, 1995, the aggregate of all contracts or commitments for the purchase of materials by Wheel House does not exceed $500,000, all of which contracts and commitments were made in the ordinary course of business and consistent with past practice. Between such date and the date of this Agreement, Wheel House has not entered into or made any contract or commitment for the purchase of materials other than in the ordinary course of business and consistent with past practice. Except as set forth on Exhibit 3.14, there has been no adverse change in the business relationship of Wheel House with any supplier of such materials.

         3.15 Accounts Receivable. The accounts receivable of Wheel House as reflected on the Financial Statements include only receivables arising from bona fide sales in the conduct of the ordinary course of business of Wheel House and are in all respects true, genuine and collectible in accordance with their terms, and represent bona fide and undisputed obligations of the respective debtors. No payment pursuant to any of said receivables is contingent upon performance of any obligation or contract, past or future, and all such receivables are free of all security interests and encumbrances. No defense, counterclaim, offset or adjustment exists as to any such receivable.

         3.16  Contract  Claims and Product  Warranty.  Except as  disclosed  on
Exhibit 3.16 hereof, all finished products manufactured by Wheel House on or prior to the Closing Date have been and will be manufactured in all respects in conformity with all applicable laws, contractual commitments and all express or implied warranties. Except to the extent of any reserves therefor reflected on the books and records of Wheel House as of the Closing Date (which reserves shall be established and maintained in accordance with generally accepted accounting principles and shall be in an amount consistent with past practices and prior periods), Wheel House shall not have any liability of any kind for any defects or non-conformity with respect to finished goods manufactured on or prior to the Closing Date or work-in-process as of the Closing Date.

         3.17     ERISA Matters.

                  (a) Exhibit 3.17(a) hereto contains a description of all plans, funds, programs, agreements, arrangements, commitments or policies (whether written or oral), which are or have ever been maintained or participated in by Wheel House or which pertain to the present or former employees (including retirees) of Wheel House and which are currently in effect or as to which Wheel House has any ongoing liability or obligation whatsoever, and which constitute (i) "pension plans" (as defined ss.3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (ii) deferred compensation, early retirement, incentive, profit-sharing, thrift, stock ownership, stock appreciation right, bonus, stock option, stock purchase or other non-qualified benefit commitments, arrangements or plans; or (iii)
"welfare plans" (as defined in ERISA ss.3(1)) (all of such agreements, arrangements, commitments, policies and understandings shall be referred to collectively as the "Employee Benefit Plans"). A copy of each of the written Employee Benefit Plans and a copy of each determination letter issued by the Internal Revenue Service, if any, with respect to any such pension plan have been delivered to Cavalier prior to the date hereof. Except as otherwise set forth in Exhibit 3.17(a) hereto, all of the Employee Benefit Plans are currently in effect. Wheel House has never maintained, sponsored, contributed to or been required to make contributions to a defined benefit plan (within the meaning of ss.414(j) of the Code) or a multiemployer plan (within the meaning of ERISA ss.3(37)(A)). Wheel House is not, and has never been, a member of a controlled group of corporations (within the meaning of ss.414(b) of the Code). Wheel House is not, and has never been, a member of a controlled group of trades or businesses (within the meaning of ss.414(b) of the Code), a group of trades or business under common control (within the meaning of ss.414(c) of the Code) or an affiliated service group (within the meaning of ss.414(m) of the Code).

                  (b) With respect to each Employee Benefit Plan, except as otherwise set forth in Exhibit 3.17(b) hereto:

                  (i) Such Employee Benefit Plan is, and at all times has been, operated and administered in compliance with the requirements of all applicable statutes, orders or governmental rules or regulations currently in effect including, without limitation, ERISA and the Code.

                  (ii) There is no prohibited transaction (as defined in ERISA ss.406 or Code ss.4975) nor any other transaction relating to such Employee Benefit Plan in connection with which Wheel House, any of its affiliates (as defined below) or any fiduciary of such Employee Benefit Plan is or could be subject to either a civil penalty assessed pursuant to ERISA ss.502, a tax imposed by Code ss.4975 or liability for a breach of fiduciary responsibility under ERISA. No employers other than Wheel House participate in the Employee Benefit Plans.

                  (iii) No action, suit, grievance, arbitration or other manner of litigation or claim with respect to such Employee Benefit Plan or its assets (other than routine claims for benefits made in the ordinary course of such Employee Benefit Plan's administration with respect to which such Employee Benefit Plan's administrative review procedures have not been exhausted) are pending or to the knowledge of Wheel House or any of the Shareholders, threatened or imminent, against or with respect to such Employee Benefit Plan, Wheel House or any fiduciary (as defined in ERISA ss.3(21)) of such Employee Benefit Plan (including any action, suit, grievance, arbitration or other manner of litigation or claim regarding conduct which allegedly interferes with the attainment of rights under such Employee Benefit Plan), and to the knowledge of Wheel House or any of the Shareholders, there is no basis for any such action, suit, grievance, arbitration or other manner of litigation or claim.

                  (iv) Neither Wheel House nor any of the Shareholders has any knowledge of any facts which would or could give rise to any action, suit, grievance, arbitration or other manner of litigation or claim with respect to such Employee Benefit Plan.

                  (v) No Employee Benefit Plan which is a "welfare plan" (as defined in ERISA ss.3(1)) provides medical, death or other benefits (whether or not insured) to employees or their dependents beyond their retirement or other termination of service (other than (1) as required by statute or (2) pursuant to a conversion privilege from group coverage to individual coverage upon retirement or separation from service).

                  (vi) The consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other transaction or event,
(1) entitle any employee of Wheel House to severance pay, unemployment compensation or similar payment or (2) accelerate the time of payment, vesting or increase the amount of any compensation due to any employee of Wheel House.

                  (vii) If such Employee Benefit Plan provides medical benefits to any present or former employees of Wheel House, such Employee Benefit Plan has been operated in compliance with all requirements of ERISA ss.ss.601 through 609 and either Code ss.162(i)(2) and (k) of the Code and the regulations promulgated thereunder (prior to 1989) or Code ss.4980B and the regulations promulgated thereunder (after 1988), relating to the continuation of coverage under certain circumstances in which the coverage would otherwise cease, and Exhibit 3.17(b) hereto sets forth a true and complete list of all former employees of Wheel House and their respective beneficiaries who are receiving or who are eligible to elect to receive continuation coverage under each such Employee Benefit Plan pursuant to the foregoing provisions of ERISA and the Code.

                  (viii) There has been no failure to file on a timely basis any report or return required to be filed by law with respect to such Employee Benefit Plan.

                  (ix)  All   disclosures   required   by  law  to  be  made  to
participants in such Employee Benefit Plan have been made on a timely basis.

                  (x) No representation or communication, oral or written, with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under such Employee Benefit Plan has been made by Wheel House or any trustee, fiduciary, officer, director, employee or other agent of Wheel House to any of their employees or to any beneficiary of such employees which (1) is not in accordance with the terms and conditions of such Employee Benefit Plan and
(2) could have any material adverse economic consequences to Wheel House or such Employee Benefit Plan.

                  (xi) Such Employee Benefit Plan has been operated in accordance with such provisions, if any, of the Code as may be applicable to obtain the federal income tax consequences intended for such Employee Benefit Plan.

                  (c) Except as otherwise set forth in Exhibit 3.17(c) hereto, each Employee Benefit Plan which is an "pension plan" (as defined in ERISA ss.3(2)) and its related trust, if any, are qualified under Code ss.401(a) and exempt from tax under Code ss.501(a) and have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred since the most recent such determination by the IRS which has or could adversely affect the qualified status of such Employee Benefit Plan and the tax exempt status of its related trust, if any.

         3.18 Insurance. Wheel House has casualty, liability, workers' compensation and other insurance in such amounts as are adequate and reasonable and against risks which are customary in relation to the character and location of its properties and the nature of its business. All such policies are listed on Exhibit 3.18 hereto, all premiums due with respect to such policies have been paid and all such policies are in full force and effect. Wheel House has received no notice of cancellation of any coverage with respect to any such insurance. True and complete copies of all such policies have been provided to Cavalier prior to the Closing Date.

         3.19 Employees. Wheel House is not a party to any collective bargaining agreements, and no union represents or claims to represent any employees of Wheel House. Except as otherwise disclosed on Exhibit 3.19 hereto, (a) Wheel
House has no written or oral employment contracts, commission or bonus arrangements with any of its employees, officers, or directors; (b) Wheel House has no outstanding loans to any of its current or former employees, officers or directors; and (c) Wheel House has no severance or termination pay liabilities or other fringe benefit obligations to any of its current or former employees, officers or directors, except to the extent disclosed in the Financial Statements. There is no pending or threatened dispute between or involving Wheel House on the one hand, and any employee or former employee or group of employees of Wheel House or any union representing or claiming to represent any employees or former employees of Wheel House, on the other hand. Wheel House is in compliance with all applicable laws respecting employment and employment practices and wages and hours, and is not engaged in any unfair labor practice; there is no unfair labor practice complaint against Wheel House or pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown, stoppage or other labor difficulty actually pending or threatened against or affecting Wheel House nor has Wheel House ever experienced any such strike, dispute, slowdown, stoppage or other labor difficulty; no representation questions exists respecting the employees of Wheel House; and no labor or employee grievance against Wheel House is pending before any governmental entity and no claim therefor exists.

         3.20 Subsequent Events. Except as described in Exhibit 3.20 to this Agreement, since June 30, 1995, there has not been:

                  (a)      any adverse change  in  the  business   organization,
personnel, financial condition, properties, business operations, condition or prospects of Wheel House;

                  (b) any disposition or issuance by Wheel House of any of its capital stock, or of any option or right or privilege to acquire any of its capital stock, or any acquisition, redemption, repurchase or retirement by Wheel House of any of its capital stock, or any dividend or any declaration or payment of any dividend or other distribution on or with respect to its capital stock;

                  (c) any sale, mortgage, pledge, grant, dividend or other disposition or transfer of any asset or interest owned or possessed by Wheel House which is reflected on the Financial Statements or acquired since said date, other than sales of inventories of finished goods in the ordinary and regular course of business consistent with past practices and prior periods;

                  (d) any expenditure or commitment by Wheel House for the acquisition of assets of any kind, other than inventories of raw materials and miscellaneous supplies acquired in the ordinary and regular course of business consistent with past practices and prior periods;

                  (e) any damage, destruction or loss of such character as to interfere with the continued operation of any part of the business of Wheel House (whether or not such loss was insured against), or adversely affecting the property, business or prospects of Wheel House;

                  (f)any  change  made  or   authorized   in  the   Articles  of
Incorporation or Bylaws of Wheel House;

                  (g) any loans or advances by or to Wheel House, other than renewals or extensions of existing indebtedness and uses of lines of credit;

                  (h) any cancellation or payment by Wheel House of any indebtedness owing to it, or any cancellation or settlement by Wheel House of any claims against others;

                  (i) any failure by Wheel House to operate its business other than in the ordinary course of business, any change from past practices in the manner of building or depleting inventories, incurring or collecting receivables, or incurring or paying trade payables or accrued liabilities;

                  (j) any failure to maintain the books and records of Wheel House in accordance with generally accepted accounting principles, consistent with past practices, or any write-down of assets shown on the books and records of Wheel House, or the establishment of any reserves or accruals in an amount or nature that is not consistent with past practices or prior periods;

                  (k)      any change in accounting practices;

                  (l)      any termination of any contract;

                  (m)      any waiver of any right of substantial value;

                  (n) any incurrence, assumption or guarantee by Wheel House of any indebtedness for money borrowed other than for money borrowed in the ordinary course of business consistent with past practice;

                  (o) any (i) grant of any severance or termination pay to any director, officer or key employee of Wheel House, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or key employee of Wheel House, (iii) increase in benefits payable under existing severance or termination pay policies or (iv) increase in compensation, bonus or other benefits payable to directors, officers or key employees of Wheel House not applicable to employees of Wheel House generally; or

                  (p) any agreement or commitment by or on behalf of Wheel House to do or to take any of the actions referred to in the foregoing subparagraphs (a) through (o).

         3.21 Disclosure. No statement, representation or warranty made by Wheel House or the Shareholders in this Agreement, or in any statement, document, certificate or other information furnished or to be furnished to Cavalier pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

         3.22 Litigation. Except as set forth on Exhibit 3.22 hereto, there is no suit, action, claim, proceeding or investigation against or involving Wheel House or any of its properties or rights, pending or, to the best of Wheel House's knowledge, threatened (including, without limitation, any suit, action, proceeding or investigation pursuant to Title 11 of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, or any other federal, state or local law regulating employment), nor is Wheel House or any of the Shareholders aware of any facts which might result in any such suit, action, claim, proceeding or investigation. There is no judgment, decree, injunction, rule or order of any governmental entity, court or arbitrator outstanding against Wheel House. Wheel House is not in violation of any term of any judgment, decree, injunction or order outstanding against it.

         3.23 Consents and Approvals. Except as set forth on Exhibit 3.23 hereto, no license, permit, qualification, order, consent, authorization, approval or waiver of, or registration, declaration or filing with, or notification to, any court, arbiter, administrative agency, commission or official or other governmental or regulatory authority or instrumentality, domestic or foreign, is required to be made or obtained by or with respect to Wheel House in connection with the execution and delivery of this Agreement by Wheel House and the Shareholders, the performance by Wheel House and the Shareholders of their obligations hereunder and the consummation of the transactions contemplated hereby.

         3.24 No Burdensome Contracts. Wheel House is not a party to any contract that might adversely affect the financial condition, properties, business operations, condition or prospects of Wheel House. No purchase commitments are in excess of, and no sales commitments are below, the normal requirements of Wheel House in the conduct of its business consistent with past practice and prior periods, nor are any such commitments at an excessively high or low price or on other than an arms length basis.

         3.25 No Finders. No finder, broker or other person acting pursuant to the authority of Wheel House or the Shareholders is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

         3.26 Repurchase and Guaranty Obligations. Exhibit 3.26(a) hereto contains a list or brief description of (i) all repurchase agreements to which Wheel House is a party to or by which any of its property or assets is bound and
(ii) all guaranties and other agreements of Wheel House relating to any obligations to which any dealer who sells products for Wheel House is a party or by which any of the property or assets of Wheel House is bound. True and complete copies of such repurchase agreements and guaranties and other agreements have heretofore been delivered to Cavalier. Exhibit 3.26(b) hereto sets forth a complete list of all repurchase agreements between Wheel House and lenders with whom Wheel House's dealers have outstanding obligations which Wheel House may be called upon to stand behind pursuant to such repurchase agreements. Except as set forth on Exhibit 3.26(b) hereto, all such dealers are current with respect to payments of such obligations and no payment dates with respect to such obligations have been extended by any such lenders.

         3.27 Dealership Arrangements. Wheel House has dealership arrangements with those dealers identified in Exhibit 3.27 hereto and has written agreements with such dealers pursuant to dealership agreements to the extent specified in such exhibit (the "Dealership Agreements"). True and complete copies of the Dealership Agreements have heretofore been delivered to Cavalier. Except as disclosed on Exhibit 3.27 hereto, neither Wheel House nor any of the Shareholders has any reason to believe that any of said dealers have ceased to sell or otherwise deal in the products of the

Business. To Wheel House's knowledge, no such dealer is experiencing financial difficulties or will cease to do business with Wheel House or Cavalier following the Closing Date, and Wheel House's relationship with its dealers will not be adversely affected by the transactions contemplated by this Agreement. During the twelve (12) month period ending on the date of this Agreement, no dealer ceased purchasing inventory from Wheel House to any measurable extent, except as reflected on Exhibit 3.27 hereto.

         3.28 Intellectual Property. Exhibit 3.28 to this Agreement contains a true and complete list of all patents, trademarks, service marks, trade names, brand names, documented processes, documented know-how, trade secrets, copyrights and other intangible assets of Wheel House, and all pending applications therefor, owned or used by or licensed to or by Wheel House ("Intangible Assets"). No licenses, sublicenses, covenants or agreements have been granted or entered into by Wheel House in respect of such Intangible Assets, except those described on Exhibit 3.28 hereto. Wheel House validly owns and has the exclusive right to use the mark "Wheel House" and validly owns all of the other Intangible Assets and all such rights and licenses are valid and in good standing, and free and clear of all liens and encumbrances of any nature whatsoever and have not been challenged in any way or involved in any interference proceeding. The operations of Wheel House; the manufacture, use, and sale by Wheel House of its products; the use of Wheel House's products by its customers for the purpose for which sold; and the use or publication by Wheel House of its patents, trademarks, service marks, trade names, brand names, and advertising, technical, or other literature do not involve infringement or claimed infringement of any United States patent, trademark, service mark, trade name or copyright. No shareholder, director, officer, or employee of Wheel House owns, directly or indirectly, in whole or in part, any patents, trademarks, service marks, trade names, brand names or copyrights or applications therefor that Wheel House is presently using or the use of which is necessary for the business of Wheel House as now conducted. None of the officers of Wheel House, none of the Shareholders and none of Wheel House's employees has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any person, firm, association, corporation or business organization or enterprise other than Wheel House.

         3.29 Joint Ventures, etc. Wheel House does not have any interest (including an interest as a creditor) in any partnership, joint venture, association, sole proprietorship, limited liability company or other entity.

         3.30 Conflict of Interest. Except as set forth on Exhibit 3.30, none of the Shareholders, officers, directors, or employees of Wheel House, directly or indirectly,

                  (a) has any contractual relationship with Wheel House respecting its Business or operations; or

                  (b) has any interest that relates to (A) any entity which does business with or competes, directly or indirectly, with Wheel House or (B) any property, asset or right which is used by Wheel House in the conduct of its Business.

         3.31 Relationships With Suppliers, Customers and Dealers. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will cause any supplier, vendor, distributor, customer, dealer or other third party to cancel its relationship with Wheel House following the Closing Date.

         3.32 Conduct of Business. During the 1994 calendar year and through the date of this Agreement, Wheel House has sold its inventory and collected the accounts receivable of the Business only in the ordinary course of business, consistent with past practice and has not conducted any liquidation, clearance, or distress sale in which a material amount of inventory has been sold at a price reflecting less than a normal profit margin.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

                  Each of the Shareholders hereby severally represents and warrants to, and covenants with, Cavalier as follows:

                  (a) Such Shareholder is the owner of, and has good title to, the number of Shares set forth next to such Shareholder's name on Exhibit 3.2(a)(i) to this Agreement, free and clear of pledges, assignments, liens or other encumbrances (other than the Shareholders' Agreement dated December 11, 1992 among Wheel House and its Shareholders (the "Shareholders' Agreement")), and such Shares are not subject to any options, warrants or rights of others. At the Closing, such Shareholders will have all power and authority necessary to transfer their Shares pursuant to this Agreement without obtaining the consent of any third party or governmental agency which has not already been obtained.

                  (b) Such Shareholder will not sell, transfer or otherwise dispose of any of his Shares between the date hereof and the earlier of the Closing Date or the expiration of the Option Period, if the option is not exercised, without obtaining the prior written approval of Cavalier.

                  (c) No provision of any agreement or instrument to which such Shareholder is a party or by which such Shareholder is bound will be violated by the execution and delivery of this Agreement or the performance of any agreement or condition herein contained required to be per formed or satisfied by such Shareholder.

                  (d) This  Agreement,  when duly executed and delivered by such
Shareholder,   will  constitute  the  valid  and  binding   obligation  of  such
Shareholder, enforceable against such Shareholder in accordance with its terms.

                  (e) Each Shareholder is acquiring the shares of Common Stock issued or to be issued pursuant to this Agreement for investment and for his own account and not with a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities law, and such shares of Common Stock will not be sold, transferred or hypothecated by such Shareholder except in accordance with the terms hereof (including, without limitation, the terms of Section 1.3(b) hereof) and then only if an exemption from registration is available under the 1933 Act and any applicable state securities law or if such shares of Common Stock are registered or qualified thereunder. The Shareholders acknowledge that each certificate evidencing shares of Common Stock issued to the Shareholders pursuant hereto shall bear the following legend:

                  The shares represented by this certificate are being issued pursuant to the Option and Stock Exchange Agreement dated August 28, 1995 among Wheel House Structures, Inc.; James H. Masdon, Max Burleson and Max Sanders; and Cavalier Homes, Inc. (the "Agreement"), have not been registered under the Securities Act of 1933 and have been acquired for investment. They may not be sold or transferred except in compliance with the terms of the Agreement and then only if there exists an effective registration statement for the shares under the
                  Securities Act of 1933 or an opinion of counsel that registration is not required under said Act.

                  (f) Each Shareholder acknowledges that (i) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares of Common Stock and (ii) has received and reviewed copies of the 1994 Annual Report of Cavalier, the Annual Report of Cavalier on Form 10-K for the fiscal year ended December 31, 1994, the quarterly reports of Cavalier on Form 10-Q for all fiscal quarters ended since December 31, 1994, the proxy statement of Cavalier with respect to the 1994 annual meeting of shareholders, the 1994 annual report to shareholders, and (iii) has had the opportunity of reviewing all other reports filed by Cavalier with the Securities and Exchange Commission during the fiscal year. By virtue of the foregoing and the process of negotiating this Agreement and the transactions contemplated herein, such Shareholder has had access to such information relating to Cavalier as would be disclosed in a registration statement for the registration of shares of Common Stock under the 1933 Act.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF CAVALIER

                  Cavalier represents and warrants to, and covenants with, Wheel House and the Shareholders as follows:

         5.1 Organization. Cavalier is a corporation, duly organized, validly existing, and in good standing under the laws of Delaware. Cavalier has all requisite corporate power to own its property and conduct its business as now conducted.

         5.2 No Breach. Except as set forth on Exhibit 5.2 hereto, the execution, delivery andperformance of this Agreement by Cavalier will not result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of Cavalier or any agreement or other document to or by which Cavalier is a party or is bound or by which its property or assets are bound.

         5.3 No Finders. No finder, broker or other person acting pursuant to the authority of Cavalier is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

         5.4 Authorization and Validity of Agreement. The execution and delivery of this Agreement by Cavalier and the performance by Cavalier of its obligations hereunder have been duly authorized by the Board of Directors of Cavalier. This Agreement, when duly executed and delivered by Cavalier, will constitute the valid and binding obligation of Cavalier enforceable in accordance with its terms.

         5.5 Shares to be Issued. The shares of Common Stock to be issued and delivered pursuant to this Agreement shall be duly and validly issued, fully paid and nonassessable, and shall represent voting common stock of Cavalier.

         5.6 Disclosure. No statement, representation or warranty made by Cavalier in this Agreement, or in any statement, document, certificate or other information furnished or to be furnished to Wheel House and the Shareholders pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made.


                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS
                       OF WHEEL HOUSE AND THE SHAREHOLDERS

         Wheel House and the Shareholders hereby, jointly and severally, covenant and agree with Cavalier as follows:

         6.1 Conduct of the Business of Wheel House. During the period from the date hereof to the earlier of the Closing or the expiration of the Option Period, if the Option is not exercised by Cavalier, and except with the prior written approval of Cavalier, Wheel House will conduct its business and engage in transactions only in the ordinary course, consistent with past and current practices and prior periods. Wheel House will use its best efforts to (A) preserve its business organization intact; (B) preserve the goodwill of its customers and others with whom business relationships exist; (C) retain the services of its key officers and employees; and (D) maintain satisfactory relationships with landlords, dealers, suppliers, vendors, employees and others having a business relationship with Wheel House. Without limiting the generality of the foregoing, Wheel House shall not, and the Shareholders shall not take any action to permit Wheel House to do so, without the prior written approval of Cavalier, and unless otherwise expressly permitted herein,

                  (i) propose or adopt any amendments to Wheel House's Articles of Incorporation or Bylaws;

                  (ii) change the number of shares of the authorized, issued or outstanding capital stock of Wheel House, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Wheel House, or declare, set aside or pay any dividend or other distribution in cash or in kind with respect to the outstanding capital stock of Wheel House;

                  (iii) incur any liabilities or obligations, whether directly or indirectly, or by way of guaranty, and whether or not evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practices and prior periods;

                  (iv) except as described on Exhibit 6.1(iv) hereto, make any capital expenditures individually in excess of $2,500 or in the aggregate in excess of $10,000;

                  (v) pay any bonuses to any executive officer of Wheel House; enter into any new or amend in any respect any existing employment agreement with any person; adopt any new or amend in any respect any existing Employee Benefit Plan, except as may be otherwise required by law; grant any increase in compensation or benefits of any kind to its employees, officers or directors, except regularly scheduled general increases in the ordinary course of business and consistent with past practices and policies; or effect any change in any respect in retirement benefits to any class of employees or officers, except as otherwise required by law;

                  (vi) sell, mortgage, pledge, grant any security interest in, or otherwise dispose of or encumber any asset owned by Wheel House, other than sales occurring in the ordinary and regular course of business consistent with past practices and prior periods;

                  (vii) increase or deplete inventories, incur or collect receivables, or incur or pay trade payables or accrued liabilities in any manner other than consistent with past practices and prior periods, and in the ordinary course of business;

                  (viii) cancel without payment or satisfaction in full, waive or extend the time for performance of, any notes, loans, or other obligations inuring to the benefit of Wheel House;

                  (ix) make any modification of or amendment to any of the contracts or agreements listed or described in Exhibits 3.13, 3.17, 3.19, 3.26 and 3.27 to this Agreement;

                  (x) fail to maintain in full force and effect all insurance now carried by Wheel House;

                  (xi) institute any changes in management policy of a significant nature;

                  (xii) take any action or fail to take any action that, if taken or omitted, would be required to be disclosed under the provisions of
Section 3.20 of this Agreement;

                  (xiii) organize any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any entity or ownership interest in any business;

                  (xiv) pay, discharge or satisfy any claim or liability, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice with respect to liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business;

                  (xv) prepay any obligation having a fixed maturity date of more than ninety (90) days from the date of such obligation;

                  (xvi) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except in the ordinary course of business and consistent with past practice;

                  (xvii) dispose of or permit to lapse any right to use any patent, trademark, trade name, copyright or other item of intangible property or disclose to any person any patent, trademark, trade secret or any other proprietary right or information not theretofore a matter of public knowledge;

                  (xviii) grant or extend any power of attorney or act as a guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligations of any person or entity;

                  (xix) do any act, omit to do any act, or permit any act or omission to act which would cause a breach of any contract, agreement or commitment to which Wheel House is a party;

                  (xx) fail to comply in all respects with all laws applicable to Wheel House and its properties, assets, operations, business and employees;

                  (xxi) fail to prepare and file all Tax Returns with respect to Taxes and any amendments thereto required to be filed by Wheel House; or

                  (xxii) make any agreement or commitment by or on behalf of Wheel House to do or take any of the actions referred to in the foregoing subparagraphs (i) through (xxi).

         6.2 Defaults. During the period from the date hereof to the earlier of the Closing or the expiration of the Option Period, if the Option is not exercised by Cavalier, Wheel House and the Shareholders shall give prompt written notice to Cavalier of (a) any notice or other communication given by any party to an agreement to which Wheel House is a party or to which it is subject which is received or given by Wheel House subsequent to the date of this Agreement and which alleges a default or gives notice of an event that with notice or lapse of time, or both, would constitute a default under any such agreement; (b) any notice or other communication from any party to any such agreement alleging that the consent of such party is or may be required in connection with the transactions contemplated by this Agreement; (c) any fact or occurrence that becomes known to Wheel House or the Shareholders which would cause any of the representations or warranties of Wheel House or the Shareholders set out herein to be untrue, incorrect, inaccurate or misleading in any respect; and (d) any breach by Wheel House or the Shareholders of any representation, warranty, covenant or agreement by Wheel House or the Shareholders hereunder.

         6.3 Current Information; Notice. During the period from the date hereof to the earlier of the Closing or the expiration of the Option Period, if the Option is not exercised by Cavalier, Wheel House will cause one or more designated representatives to confer on a regular and frequent basis with representatives of Cavalier and to report the general status of the ongoing operations of Wheel House. Wheel House will promptly notify Cavalier of (i) any change in the normal course of business or the operations or the properties of Wheel House, (ii) any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Wheel House or the institution or the threat of litigation, claims, or causes of action involving Wheel House, and will keep Cavalier fully informed of such events. Between the date hereof and the earlier of the Closing Date or the expiration of the Option Period, if the Option is not exercised by Cavalier, Wheel House shall also furnish to Cavalier daily status reports along with monthly unaudited financial statements and annual audited financial statements.

         6.4 Access to Properties, Personnel and Records; Confidentiality. (a) During the period from the date hereof to the earlier of the Closing or the expiration of the Option Period, if the Option is not exercised by Cavalier, Wheel House shall permit Cavalier and its agents and employees full access, during normal business hours and upon reasonable notice, to the properties of Wheel House (including, without limitation, access to conduct all environmental studies and tests, surveys, and the opportunity to review all safety procedures and all manufacturing, marketing and other operations of Wheel House), and shall disclose and make available (together with the right to copy) to Cavalier and to its internal auditors, attorneys, accountants and other representatives, all books, electronic data, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Wheel House, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, documents relating to assets, titles, abstracts, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which Cavalier may have a reasonable interest, and Wheel House shall use its best efforts to provide Cavalier and its respective representatives access to the workpapers of Wheel House's accountants. The foregoing rights granted to Cavalier shall not, whether or not and regardless of the extent to which the same are exercised, and Cavalier's investigation of Wheel House shall not, affect in any way the representations, warranties, covenants and agreements made in this Agreement by Wheel House or the Shareholders.

                  (b) All written information furnished by Wheel House pursuant hereto shall be treated as the sole property of Wheel House until consummation of the transactions contemplated hereby and, if such transactions shall not occur, Cavalier shall return to Wheel House all documents containing such information and shall use reasonable efforts to keep confidential all such information unless disclosure of same is required by law. The obligation to keep such information confidential shall not apply to any information which (i) the party receiving the information can establish was already in its possession prior to the disclosure thereof by Wheel House and the Shareholders; (ii) was then generally known to the public; (iii) became known to the public through no fault of Cavalier; or (iv) was disclosed to Cavalier by a third party unaffiliated with Wheel House who was not bound by an obligation of confidentiality to Wheel House.

                  (c) All non-public information furnished by Cavalier pursuant hereto shall be treated as the sole property of Cavalier prior to and after the consummation of the transactions contemplated hereby, and if such transactions shall not occur, Wheel House shall return to Cavalier all documents or other materials containing, reflecting or referring to such information and shall use reasonable efforts to keep confidential all such information unless disclosure of same is required by law. The obligation to keep such information confidential shall not apply to the same extent set forth in subparagraph (b) of this Section 6.4.

         6.5 No Other Bids. During the period from the date hereof to the earlier of the Closing or the expiration of the Option Period, if the Option is not exercised by Cavalier, neither Wheel House, acting through any director or officer or other agent, nor any of the Shareholders, shall, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, Wheel House or any Shareholder to, solicit, encourage (including by way of furnishing information) or respond favorably to any solicitations or inquiries from, or otherwise enter into negotiations or reach any agreement with, any person, corporation or other entity regarding the sale of any shares of capital stock (or other securities) or assets of Wheel House the acquisition of any of its securities (whether or not issued or outstanding), or the merger, consolidation or reorganization of Wheel House with any other corporation or entity. Wheel House and/or the Shareholders shall promptly advise Cavalier orally and in writing of any such inquiries or proposals received by Wheel House or the Shareholders after the date hereof. Wheel House and the Shareholders shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         6.6 Disposition of Shares. During the period from the date hereof to the earlier of the Closing or the expiration of the Option Period, if the Option is not exercised by Cavalier, the Shareholders shall not sell, transfer, pledge, encumber or otherwise dispose of the Shares or enter into any agreement, commitment or understanding to do any of the foregoing.

         6.7 Environment Assessments. The parties acknowledge that Cavalier has obtained an updated Phase I environmental assessment of the Property and an assessment of the environmental compliance of Wheel House's operations. Wheel House and the Shareholders, at the Shareholders' expense, agree to take or cause to be taken any further environmental assessments requested by Cavalier and to perform all remedial and other action (including the application for a storm water permit and any other environmental permit) requested by Cavalier with respect to such environmental assessments.

         6.8 Title Matters. The parties acknowledge that Wheel House has delivered to Cavalier a title policy and survey respecting the Property. Wheel House and the Shareholders agree to use their good-faith reasonable efforts to address any problems in connection with said title policy and survey which are identified by Cavalier. At Closing, Wheel House shall deliver a final title policy which shall be in form and substance satisfactory to Cavalier, in its sole discretion. Wheel House and the Shareholders shall take or cause to be taken, at the expense of the Shareholders, all action to correct any defects in the title of any property owned or leased by Wheel House.


                                   ARTICLE VII

                       ADDITIONAL COVENANTS AND AGREEMENTS

         7.1 Necessary Action. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable agreements, laws and regulations, or otherwise, including, without limitation, attempting to obtain all necessary consents and waivers and regulatory approvals, to consummate and make effective the transactions contemplated by this Agreement.

         7.2 Termination of Options. Wheel House and the Shareholders shall take all steps necessary to terminate, at or prior to the Closing, any options, plans, programs or policies authorizing the granting or exercise of stock options.

         7.3 Releases of Shareholders. Cavalier shall use its good-faith reasonable efforts to obtain, prior to Closing, the releases of the Shareholders from any personal guarantees of Wheel House obligations executed by them.



                                  ARTICLE VIII

                           CONDITIONS PRECEDENT TO THE
                             OBLIGATIONS OF CAVALIER

                  The obligation of Cavalier to consummate the exchange of shares contemplated by this Agreement is subject to the fulfillment (unless specifically waived in writing by Cavalier subsequent to the execution and delivery of this Agreement) of each of the following conditions precedent at or before the Closing Date:

         8.1 Warranties True. All representations and warranties of Wheel House and the Shareholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct on and as of the Closing Date as if made on the Closing Date.

         8.2 Performance of Wheel House and the Shareholders. Wheel House and the Shareholders shall have performed all covenants, obligations, and agreements required to be performed by them under this Agreement on or prior to the Closing Date.

         8.3 Certificate Respecting Satisfaction of Conditions. Wheel House and the Shareholders shall have delivered to Cavalier a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and
8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants and agreements of Wheel House and the Shareholders under this Agreement.

         8.4 No Loss or Calamity. Wheel House shall not have suffered, at or prior to the Closing Date, on account of any cause whatsoever, any loss which adversely affects the value of its assets or the operations, financial condition or prospects of the Business.

         8.5 Good Standing. There shall have been delivered to Cavalier evidence, whether in the form of telegrams, certificates or otherwise, satisfactory to Cavalier, to establish that Wheel House is in good standing in the State of Alabama and in each other jurisdiction where it is or should be qualified to do business as a foreign corporation.

         8.6 Absence of Adverse Facts. There shall not have occurred any fact, condition or event, and Cavalier shall not have discovered any fact, condition or event, that relates to or involves Wheel House or the Shareholders and which, in the opinion of Cavalier, would (i) be at variance with one or more of the warranties, representations, covenants or agreements of Wheel House or the Shareholders set forth in this Agreement, (ii) have an adverse, or may be reasonably foreseen to have an adverse effect upon Wheel House or the consummation of the transactions contemplated by this Agreement, (iii) be adverse to the interests of Cavalier, (iv) make proceeding with the transactions contemplated by this Agreement inadvisable, or (v) entitle Cavalier to terminate this Agreement under the provisions of Section 11.1 (d) hereof.

         8.7 Consents Under Agreements. There shall have been obtained the consent or approval of each person whose consent or approval shall be required in order to consummate all of the transactions contemplated by this Agreement, and to permit the succession by Wheel House following the Closing to any obligation, right or interest of Wheel House under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Cavalier, individually or in the aggregate, have an adverse effect on Wheel House or upon the consummation of the transactions contemplated by this Agreement.

         8.8 Regulatory Approvals. There shall have been obtained the consent or approval or the waiver thereof of all third parties or governmental agencies whose consent or approval is necessary to consummate the transactions contemplated hereby, including, without limitation, all of the required consents listed on Exhibit 3.23 hereto.

         8.9 Nonsolicitation Agreements. None of the Shareholders shall have breached any of the provisions of the Nonsolicitation Agreements entered into by them contemporaneously herewith.

         8.10  Shareholder  Actions.  The Shareholders of Wheel House shall have
taken  all  actions   necessary  to  authorize  and  approve  the   transactions
contemplated by this Agreement.

         8.11 Environmental Matters. Cavalier shall be satisfied, in its sole discretion, that any and all actions required by Section 6.7 hereof, if any, have been taken and that the representations and warranties set forth in Section
3.11 of this Agreement are true and correct.

         8.12 Releases. Each of the Shareholders shall have delivered to Wheel House releases, in form and substance reasonably satisfactory to Cavalier and its counsel, releasing Wheel House, Cavalier and their respective officers, directors, employees, agents and representatives from any and all suits, causes of action and other claims that such Shareholders may have up through the Closing other than claims pursuant to this Agreement.

         8.13 Real Property Matters. Cavalier shall be satisfied, in its sole discretion, with the form and substance of all title policies and surveys relating to the Property and that all actions required by Section 6.8 of this Agreement have been taken.

         8.14 Delivery of Certificates. The Shareholders shall have delivered to Cavalier the certificates evidencing all of the Shares.

         8.15 Resignations of Officers and Directors. Cavalier shall have received the resignations, effective on the Closing Date, of each officer and director of Wheel House.

         8.16 Termination of Options. Wheel House shall have terminated all option plans or programs authorizing the granting or exercise of options to acquire shares of the capital stock of Wheel House so that, at Closing, there will be no outstanding options to acquire shares of the capital stock of Wheel House.

         8.17 Loan Agreement. Wheel House and Cavalier Acceptance Corporation shall have executed a Loan Agreement in form and substance satisfactory to Cavalier in its sole discretion (the "Loan Agreement") and Wheel House shall not have breached any of the provisions thereof.

         8.18 Termination of Shareholders' Agreement. The parties acknowledge that, contemporaneously herewith, they have executed an agreement which provides that the Shareholders Agreement shall terminate, effective the Closing Date, in the event the Closing does occur. As an additional condition to Closing, such agreement shall be in full force and effect and shall not have been modified or amended without Cavalier's prior written consent.

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                       OF WHEEL HOUSE AND THE SHAREHOLDERS

                  The obligation of Wheel House and the Shareholders to consummate the transactions contemplated hereby is subject to the fulfillment (unless specifically waived in writing by Wheel House and the Shareholders, subsequent to the execution and delivery of this Agreement) of each of the following conditions precedent at or before the Closing Date:

         9.1 Warranties True. All representations and warranties of Cavalier contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct on and as of the Closing Date as if made on the Closing Date.

         9.2 Timely Exercise. Cavalier shall have delivered the Exercise Notice in a timely fashion as provided in Section 1.2 hereof.

         9.3 Certificate Respecting Satisfaction of Conditions. Cavalier shall have delivered to Wheel House and the Shareholders' Representative (as defined herein) a certificate dated as of the Closing Date as to the satisfaction of the matters described in Section 9.1 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Cavalier under this Agreement.

         9.4 Good Standing. There shall have been delivered to Wheel House and the Shareholders' Representative evidence, whether in the form of telegrams, certificates or otherwise, satisfactory to Wheel House and the Shareholders' counsel to establish that Cavalier is in good standing in the State of Delaware.

         9.5 Regulatory Approvals. There shall have been obtained the consent or approval or the waiver thereof of all third parties or governmental agencies whose consent or approval is necessary to consummate the transactions contemplated hereby, including, without limitation, all of the required consents listed on Exhibits 3.23 and 5.2 hereto.


                                    ARTICLE X

                              DELIVERIES AT CLOSING


         10.1 Deliveries By Wheel House and Shareholders. At the Closing, Wheel House and the Shareholders shall deliver (or cause to be delivered) the following to Cavalier:

                  (a)      certificates evidencing all   of the Shares  and  all
instruments evidencing the Options;

                  (b)the certificate described in Section 8.3 of this Agreement;

                  (c) the good standing certificates described in Section 8.5 of this Agreement;

                  (d) the consents and regulatory approvals or waivers described in Sections 8.7 and 8.8 of this Agreement, respectively, if any, or a certificate of an officer of Wheel House that no such consents, approvals or waivers are required;

                  (e) copies of resolutions of the Board of Directors of Wheel House approving this Agreement and the transactions contemplated hereby, certified as true and correct by the Secretary of Wheel House;

                  (f)  the releases described in Section 8.12 of this Agreement;

                  (g) the resignations of Wheel House's officers and directors described in Section 8.15 of this Agreement;

                  (h) evidence of the termination of all option plans and programs as described in Section 8.16 of this Agreement; and

                  (i) the Termination Agreement described in Section 8.18 of this Agreement.

         10.2 Deliveries by Cavalier. At the Closing, Cavalier shall deliver the following to Wheel House and the Shareholders:

                  (a)  certificates representing the Additional Shares;

                  (b)the certificate described in Section 9.3 of this Agreement;

                  (c) the good standing certificates described in Section 9.4 of this Agreement;

                  (d) the regulatory consents, approvals or waivers described in
Section 9.5 of this Agreement, if any, or a certificate of an officer of Cavalier that no such consents, approvals or waivers are required; and

                  (e) copies of resolutions of the Board of Directors of Cavalier approving this Agreement and the transactions contemplated hereby, certified as true and correct by the Secretary of Cavalier.

                                   ARTICLE XI

                        TERMINATION, WAIVER AND AMENDMENT

         11.1 Termination. This Agreement shall be terminated immediately in the event the Option Period expires without Cavalier exercising the Option. In addition, this Agreement may be terminated in any of the following ways:

                  (a) at any time as of or prior to the Closing Date, by the mutual consent in writing of Cavalier and Wheel House;

                  (b) by Cavalier at any time as of or prior to the Closing Date, if there has been any material breach of any representation, warranty, agreement, undertaking or covenant of Wheel House or any of the Shareholders contained herein or in any other agreement among Cavalier or its affiliates, on the one hand, and Wheel House and the Shareholders on the other, including, without limitation, the Loan Agreement;

                  (c) as of the Closing Date, by either Cavalier on the one hand or Wheel House and the Shareholders, on the other hand, in writing, if the conditions made for the benefit of either shall not have been met on or prior to the Closing Date; provided, however, that in the event either Cavalier or Wheel House and the Shareholders, as the case may be, shall have the right to terminate this Agreement under this subparagraph (c), then such party which is entitled to terminate may (unless the other party is also entitled to terminate and does not so elect), at its option elect, on or prior to such date and from time to time thereafter, to extend the Closing Date in order to permit the failed condition or conditions on which such party is entitled to rely to be met and cured; or

                  (d) by Cavalier if (i) there shall be any actual or threatened causes of action, investigations or proceedings relating to Wheel House or the transactions contemplated by the Agreement, including, without limitation, challenging the validity or legality of this Agreement, or the consummation of the transactions contemplated by this Agreement, seeking damages in connection with the transactions contemplated by this Agreement, or seeking to restrain or invalidate the transactions contemplated by this Agreement; (ii) there shall have occurred, or it is reasonable to foresee that there will occur, any adverse change in the financial condition properties, business, operations, condition or prospects of Wheel House; (iii) there shall have occurred or Cavalier shall have discovered or determined there exists any fact, occurrence or development, whether actual or threatened, which, in Cavalier's sole judgment makes proceeding with the  transactions  contemplated  by this Agreement  inadvisable;
(iv) Cavalier, in its sole discretion, is not satisfied for any reason with the results of its due diligence review and its examination of all assets and liabilities of Wheel House and the Condition of the Business; (v) Cavalier is not satisfied for any reason with any environmental compliance matter relating to the Property, or (vi) Cavalier is not satisfied for any reason with the title insurance policies and surveys described in Section 6.8 of this Agreement; provided, however, that in any of such events, Cavalier may, in its discretion elect, upon the occurrence of any such events or from time to time thereafter, to extend the Closing Date in order to allow Cavalier further time to decide whether to terminate the Agreement on account of such events.

         11.2 Effect of Termination. In the event of the termination of this Agreement, it shall terminate and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein, and except that a termination of this Agreement shall not relieve any party from liability for any breach by such party of any representation, warranty, covenant or agreement made by such party herein.

         11.3 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement can be amended or supplemented at any time. Notwithstanding the foregoing, this Agreement may not be amended except by a written instrument signed on behalf of each party hereto.


                                   ARTICLE XII

                                 INDEMNIFICATION

         12.1 Indemnification for Benefit of Cavalier. Wheel House (in the event the Closing does not occur) and each of the Shareholders, jointly and severally agree to defend, indemnify and hold harmless (a) Cavalier and its successors and assigns; (b) Wheel House (if the Closing does occur) and its successors and assigns; (c) the respective officers, directors, agents, representatives and employees of Cavalier and Wheel House (if the Closing does occur), and (d) the successors, assigns, heirs, administrators, executors, and personal representatives of the foregoing (collectively, the "Cavalier Indemnitees") from and against any loss, liability, damage and expense (including, without limitation, attorneys' fees) (collectively "Cavalier's Damages") incurred by any Cavalier Indemnitee arising out of or resulting from:

                  (i) any inaccuracy in, breach of or misrepresentation in any of the representations, warranties, covenants or agreements made by Wheel House or the Shareholders herein, or in any Exhibit hereto or in any other agreement to which Cavalier and Wheel House or any of the Shareholders are parties (including, without limitation, the Nonsolicitation Agreements described in Section 8.9 of this Agreement);

                  (ii) any inaccuracy in, breach of or misrepresentation in any certificate or other document required to be delivered hereunder at the Closing by Wheel House or the Shareholders in accordance with any provision of this Agreement;

                  (iii) any claim by or liability to any person claiming any commission or finder's fee pursuant to authorization from Wheel House or the Shareholders in connection with the transactions contemplated by this Agreement;

                  (iv) any claim  against or  liability  of Wheel  House for the payment  of  Taxes  of  any  kind  or  nature,  including,  without  limitation, withholding  taxes, and any related  interest,  penalty or fine,  whether to the federal or any state or local government, agency or instrumentality, attributable to taxable periods ending on or before the Closing Date, except to the extent such Taxes have been reserved against in the Financial Statements;

                  (v) any claim against or liability of Wheel House that relates to or arises out of liabilities, transactions or occurrences affecting Wheel House or its assets arising out of facts or circumstances occurring on or prior to the Closing Date, except liabilities reflected or reserved against on the Financial Statements;

                  (vi) those proceedings set forth in Exhibit 3.22 and any other claim, suit, litigation, administrative proceeding, arbitration or other proceeding of any kind in which any Cavalier Indemnitee becomes involved, whether alone or in conjunction with others, that relates to Wheel House or the business conducted by Wheel House at any time prior to the Closing, and that arises out of facts or circumstances occurring on or prior to the Closing Date, except to the extent those proceedings are reflected or reserved against in the Financial Statements;

                  (vii) any claim or liability, whether primary, secondary, individual, joint, several, or otherwise, allocable to periods prior to the Closing Date, for the payment of any contribution, withdrawal liability, interest, penalty or settlement of claim relating to any Employee Benefit Plan maintained by Wheel House or to which Wheel House contributes or is obligated to contribute for the benefit of one or more employees of Wheel House, or for the payment of any fines, interest or penalties on account of the failure to make any filings with respect to any Employee Benefit Plan with any governmental entity or agency (including, without limitation, on account of the matters specified in Exhibit 3.17(b) hereto), except to the extent such liability has been reserved against in the Financial Statements;

                  (viii) any claim against or liability of Wheel House arising under or in connection with any Environmental Law, including, without limitation, any cost of cleanup, remediation or response action under any Environmental Law, and any failure to obtain any license, permit or approval under or to comply with any Environmental Law, to the extent the same relates to facts and circumstances occurring on or prior to the Closing Date;

                  (ix) any failure following the Closing Date of any of the accounts receivable that were reflected on the Financial Statements, which are reflected on the books and records of Wheel House as of the dates hereof and/or as of the Closing Date, to be collected in cash to the extent of the full face amount thereof within one year from the Closing Date, without regard to any reserves for doubtful accounts that may have been or be established with respect thereto; or

Wheel House and the Shareholders hereby agree that the indemnities set forth in Sections 12.1(i) through (ix) above are cumulative and not exclusive, and that a Cavalier Indemnitee shall not be required to elect one over the other. The Shareholders each further waive any rights of contribution, subrogation or indemnity any or all of them may have against Wheel House on account of any of the foregoing matters.

         12.2 Determination of Accounts Receivable. On the Closing Date, Cavalier and the Shareholders shall mutually agree, in writing, upon a schedule of the accounts receivable of Wheel House outstanding on the Closing Date.

         12.3 Indemnification by Cavalier. Cavalier agrees to defend, indemnify and hold harmless Wheel House (in the event the Closing does not occur), the Shareholders and their respective successors and assigns (the "Shareholder Indemnities") from and against any loss, liability, damage and expense
(including, without limitation, attorney's fees) incurred by a Shareholder Indemnitee arising out of or resulting from:

                  (i) any inaccuracy in, breach of or misrepresentation in any of the representations, warranties or covenants made herein by Cavalier;

                  (ii) any inaccuracy in, breach of or misrepresentation in any certificate of other document required to be delivered hereunder at the closing by Cavalier;

                  (iii) any claim by or liability to any person claiming any commission or finder's fee pursuant to authorization from Cavalier in connection with the transactions contemplated by this Agreement; or

                  (iv) any of the personal guarantees of the Shareholders of Wheel House obligations which are listed in Exhibit 12.3 hereto.

In addition, Cavalier hereby releases James H. Masdon and Jeanette M. Masdon from any indemnification obligations owed by them to Cavalier relating to warranty expenses or repurchase agreements which indemnification obligations arise out of that certain Preferred Stock Purchase Agreement dated December 11, 1992 to which Cavalier, James H. Masdon and Jeanette M. Masdon are parties.

         12.4 Procedure for Indemnity. Prompt notice of any matter that a Indemnitee believes to involve a breach of a representation, warranty or covenant and an estimate of the dollar amount of the loss or potential loss which has resulted or may result from such breach shall be given to the party that committed the alleged breach; provided, however, that failure to give notice as provided herein shall not relieve any other party of any obligations hereunder. Cavalier and the Shareholders' Representative will consult promptly concerning the subject matter of any notice sent pursuant to this Section 12.4 and each shall provide the other with any information it may have regarding such claim; provided however, that the grant of the foregoing rights shall not delay, hinder or in any way interfere with or reduce the absolute right of an Indemnitee to defend, compromise, settle or otherwise handle the defense of any claim as provided in this Section 12.4. Promptly after an Indemnitee becomes aware of any claim, demand, action, proceeding, event or condition with respect to which a claim for indemnification may be made pursuant to this Article XII, such Indemnitee shall, if a claim in respect thereof is to be made against any party (the "Indemnitor") and such party has not already received notice as provided above, give written notice to the Indemnitor of the nature of the matter for which a right to indemnification is claimed (an "Indemnification Claim"); provided, however, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of any obligations. In case any such Indemnification Claim involves a claim, demand, action, or proceeding by a third party (a "Third Party Claim"), the Indemnitee may, following notice and consultation with the Indemnitor (i) defend against any such claim or litigation in such manner as it may deem appropriate and (ii) compromise or settle such litigation or claim on such terms as it, in its reasonable discretion, deems to be appropriate. Each Indemnitor shall cooperate fully with the Indemnitee in connection with any such defense, compromise or settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all liabilities, damage, costs of settlement, fees, costs and expenses, including attorney's fees, incurred by the Indemnitee in connection with the defense of such litigation. If no settlement of any such claim is made, the Indemnitor will satisfy any judgment rendered with respect to such claim or in litigation before the Indemnitee is required to do so, and will pay all costs and expenses, including attorney's fees, incurred by the Indemnitee with respect thereto.

         12.5 Right of Set-Off by Cavalier Indemnitees. In the event that any Cavalier Indemnitee is entitled to be indemnified for an amount of Cavalier Damages hereunder, the Cavalier Indemnitee is authorized, but is not obligated, at any time and from time to time, to set-off and apply such amount against any and all deliveries of Common Stock or payments required to be made by Cavalier to such Shareholder, including, without in any way limiting the generality of the foregoing, under the provisions of this Agreement or under any of the Nonsolicitation Agreements referred to in Section 8.9 hereof.


                                  ARTICLE XIII

                         NOTICES AND GENERAL PROVISIONS

         13.1 Notices. All notices, requests, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered when delivered personally, deposited in the United States mail by registered or certified mail, return receipt requested, postage prepaid and properly addressed, or when delivered by a nationally recognized courier at the following addresses:

             If to Wheel House or the Shareholders' Representative:

                                 James H. Masdon
                                  P.O. Box 486
                            Haleyville, Alabama 35565

                                 If to Cavalier:

                              Cavalier Homes, Inc.
                           719 Scott Avenue, 6th Floor
                              Post Office Box 5003
                           Wichita Falls, Texas 76307
                          Attn: Barry Donnell, Chairman

                                 with a copy to:

                             Harold B. Kushner, Esq.
                      Berkowitz, Lefkovits, Isom & Kushner
                           A Professional Corporation
                              1600 SouthTrust Tower
                            Birmingham, Alabama 35203

                                       and

                                John W Lowe, Esq.
                               Lowe, Mobley & Lowe
                                1210 21st Street
                               Post Office Box 576
                            Haleyville, Alabama 35565


or at such alternate addresses as any party shall have specified by notice in writing to the other parties given in the manner provided herein.

         13.2 Representations and Warranties Survive the Closing. Notwithstanding any investigation made by or on behalf of any party to this Agreement, the representations and warranties made under and in connection with this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of such date and shall survive the Closing (or the expiration of the Option Period and the lapse of the Option, as the case may
be) and consummation of all the transactions contemplated hereby and shall be unaffected by any investigation made by or on behalf of any party.

         13.3 Expenses. The parties will pay their respective expenses incurred in connection with the transactions contemplated by this Agreement, whether or not the transaction is consummated.

         13.4 Entire Understanding and Amendment. This Agreement constitutes the entire understanding and agreement and supersedes all prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof. The parties may, in a writing signed and duly authorized by all of them, or signed, in the case of the Shareholders, by the Shareholders' Representative (as defined in Section 13.5), amend this Agreement at any time.

         13.5 Appointment of Shareholders' Representative. James H. Masdon is hereby fully and exclusively authorized, empowered and directed to serve as sole representative and agent of each of the Shareholders (the "Shareholders' Representative"), to take any and all actions, including, without limitation, any actions required under the indemnification provisions of Article XII of this Agreement, any consents required under Section 13.12 of this Agreement and the execution and delivery of any documents, and make any and all decisions and determinations, which may be required or permitted to be taken or made by the Shareholders, to perform all of the obligations of the Shareholders required to be performed hereunder, and to execute, deliver and perform on behalf of the Shareholders any and all amendments hereto. Any such action, including, without limitation, the execution and delivery of any documents, any decision or determination taken or made by the Shareholders' Representative, and any such amendment, shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder had personally taken such action (or executed and delivered such document) or made such decision or determination in his or her individual (or, as applicable, trustee or executor) capacity. The Shareholders' Representative shall have only the rights, power and authority granted in this
Section 13.5. Notwithstanding any other provision of this Agreement, (i) with respect to those matters expressly covered by this Section 13.5, each of the Shareholders hereby irrevocably relinquishes such Shareholder's right to act independently and other than through the Shareholders' Representative, and (ii) no Shareholder shall have any right by virtue or by availing of any provision in this Agreement, any such rights being irrevocably and exclusively delegated to the Shareholders' Representative who, acting in accordance with the terms hereof, shall be the sole party entitled to avail himself of the provision of this Agreement. All actions taken, notices given or received and documents executed by the Shareholders' Representative pursuant to the authority granted hereunder may be relied upon by Cavalier, and Cavalier shall not be required to make any inquiry regarding such actions, notices or documents. The power granted to the Shareholders' Representative under this Section 13.5, being coupled with an interest, may not be revoked.

         13.6 Headings. The headings as to the contents of particular articles, sections or paragraphs contained in this Agreement are inserted for convenience only and shall not be deemed part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         13.7 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, executors, administrators, personal representatives, heirs and legatees; provided, however, that none of the parties hereto may assign or delegate this Agreement without the prior written consent of every other party hereto.

         13.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama, without regard to any principles regarding conflicts of laws.

         13.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.10 Severability. In the event any provision or portion of this Agreement is deemed to be invalid or unenforceable, in whole or in part, for any reason, the remainder thereof shall not be invalidated or rendered unenforceable or otherwise adversely affected.

         13.11 Incorporation of Exhibits. This Agreement shall be deemed to have incorporated by reference all of the exhibits referred to herein to the same extent as if such exhibits were fully set forth herein. Each reference to "this Agreement" or "the Agreement" shall be construed to include each Exhibit.

         13.12 Public Announcements. No public announcement or other publicity regarding this Agreement or the transactions contemplated hereby shall be made or released by any party hereto without the prior written consent of the other parties hereto, except that Cavalier shall be permitted to issue a press release if (i) Cavalier determines, in good faith, that such issuance is required by law or by the rules or regulations of the exchange upon which Cavalier Common Stock is then listed or (ii) Wheel House consents thereto.

         13.13 Litigation Costs. In the event that it becomes necessary for any party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation hereof, then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorneys' fees and all other costs sustained by it in connection with such litigation.

         13.14 Remedies Non Exclusive. In addition to and not in derogation of any specific remedy provided for herein or any remedy the parties may otherwise have at law, in the event of any controversy concerning any provision of this Agreement, the same shall be enforceable in a court of equity or by temporary or permanent injunction or any other legal or equitable remedy, without the necessity of showing actual damages or furnishing a bond or other security. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy the aggrieved party may have.

         13.15 Waiver of Jury Trial. Each of the parties hereto, knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement or any agreement among the parties referred to herein or contemplated hereby. This provision is a material inducement for the parties to enter into this Agreement.

                          [Signature on following page]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                           WHEEL HOUSE STRUCTURES, INC.


                                           By: ____________________________
                                           Its _______________________


                                           THE SHAREHOLDERS:


                                           ---------------------------------
                                           James H. Masdon


                                           ---------------------------------
                                           Max Burleson


                                           ---------------------------------
                                           Max Sanders


                                           CAVALIER HOMES, INC.


                                           By: ______________________________
                                           Its _________________________

                                LIST OF EXHIBITS



Exhibit       3.1(a)                States in which Wheel House Qualified
Exhibit       3.1(b)                States Where Products Sold
Exhibit       3.2(a)(i)             Shares
Exhibit       3.2(a)(ii)            Options
Exhibit       3.3                   No Breach; Consents
Exhibit       3.5                   Financial Statements
Exhibit       3.6                   Undisclosed Liabilities
Exhibit       3.7                   Taxes
Exhibit       3.8                   Title and Condition of Assets
Exhibit       3.9(h)                Real Property
Exhibit       3.9(i)                Compliance Affecting Property
Exhibit       3.9(l)                Bond Documents
Exhibit       3.9(n)                Unpaid Bills
Exhibit       3.10                  Compliance with Law
Exhibit       3.11(a)               Compliance with Environmental Laws
Exhibit       3.11(c)               Past Compliance With Environmental Laws With
                                    Respect to Property and Conduct of Business
Exhibit       3.11(d)               Hazardous Substance
Exhibit       3.13                  Contracts
Exhibit       3.14                  Inventories
Exhibit       3.16                  Contract Claims and Product Warranty
Exhibit       3.17(a)               Benefit Plans
Exhibit       3.17(b)               Employee Benefit Plan Compliance
Exhibit       3.17(c)               Pension Plan Compliance
Exhibit       3.18                  Insurance
Exhibit       3.19                  Employee Matters
Exhibit       3.20                  Subsequent Events
Exhibit       3.22                  Litigation
Exhibit       3.23                  Consents and Approvals
Exhibit       3.26(a)               Repurchase Agreements
Exhibit       3.26(b)               Active Repurchase Agreements
Exhibit       3.27                  Dealership Agreements
Exhibit       3.28                  Intellectual Property
Exhibit       3.30                  Conflicts of Interest
Exhibit       5.2                   No Breach
Exhibit       6.1(iv)               Capital Expenditures
Exhibit       8.9                   Form of Nonsolicitation Agreement
Exhibit       12.3                  Guarantees